Exhibit (h)(4)

Execution Version

ARES CAPITAL CORPORATION

(a Maryland corporation)

$650,000,000

4.200% Notes due 2024

PURCHASE AGREEMENT

Dated:  June 5, 2019

ARES CAPITAL CORPORATION

(a Maryland corporation)

$650,000,000

4.200% Notes due 2024

PURCHASE AGREEMENT

June 5, 2019

BofA Securities, Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

As Representatives of the Underwriters

named in Schedule A hereto.

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Wells Fargo Securities, LLC

550 South Tryon Street

Charlotte, NC 28202

Ladies and Gentlemen:

Ares Capital Corporation, a Maryland corporation (the “Company”), confirms its agreement with each of the Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $650,000,000 aggregate principal amount of 4.200% Notes due 2024 (the “Securities”) of the Company set forth in said Schedule A.

The Securities will be issued under an indenture dated as of October 21, 2010, as supplemented by the Tenth Supplemental Indenture, to be dated as of June 10, 2019 (collectively, the “Indenture”)  between the Company and U.S. Bank National Association, as trustee (the “Trustee”).  The aforesaid Securities will be issued to Cede & Co. as nominee of the Depository Trust Company (“DTC”) pursuant to a blanket letter of representations, dated as of October 14, 2010 (the “DTC Agreement”), between the Company and DTC.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form N-2 (File No. 333-230351) covering the registration of the Securities and certain of the Company’s other securities under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement was declared effective on May 29, 2019 at 4:00 P.M. Washington, D.C. time by the Commission.  The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”).  The Company has also filed with the Commission a preliminary prospectus supplement, dated June 5, 2019, which contains a base prospectus, dated May 29, 2019 (collectively, the “preliminary prospectus”).  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430C (“Rule 430C”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 497 (“Rule 497”) of the 1933 Act Regulations.  The information included or incorporated by reference in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement pursuant to Rule 430C is referred to as “Rule 430C Information.” Unless the context otherwise requires, such registration statement, including all documents filed as a part thereof, and including all post-effective amendments thereto filed on or prior to the date hereof and any Rule 430C Information contained in a prospectus subsequently filed with the Commission pursuant to Rule 497 under the 1933 Act and deemed to be part of the registration statement and also including any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations (the “Rule 462(b) Registration Statement”), is herein called the “Registration Statement.” The final prospectus in the form filed by the Company with the Commission pursuant to Rule 497 under the 1933 Act on or before the second business day after the date hereof (or such earlier time as may be required under the 1933 Act), which will include the base prospectus, dated May 29, 2019, together with a final prospectus supplement, is herein called the “Prospectus.” Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to the 1933 Act Regulations in effect as of the Applicable Time.  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 filed Pursuant to Section 54(a) of the Investment Company Act (File No. 814-00663) (the “Notification of Election”) was filed with the Commission on April 21, 2004 under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “1940 Act”).

The Company has entered into an Amended and Restated Investment Advisory and Management Agreement, dated as of June 6, 2011 (as amended, the “Investment Advisory Agreement”) with Ares Capital Management LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”), under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).

The Company has entered into an Amended and Restated Administration Agreement, dated as of June 1, 2007 (the “Administration Agreement”), with Ares Operations LLC, a Delaware limited liability company (the “Administrator”).

SECTION 1. Representations and Warranties.

(a)                                 Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(i) hereof, and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)                                     Compliance with Registration Requirements.  The Company is eligible to use Form N-2.  The Registration Statement (and the Registration Statement as amended by any post-effective amendment if the Company shall have made any amendments thereto after the effective date of the Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (and the Registration Statement as amended by any post-effective amendment if the Company shall have made any amendments thereto after the effective date of the Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto became effective, at the Applicable Time and at the Closing Time, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the 1940 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectus or any such amendment or supplement was issued, and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The Prospectus, the preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto complied when so filed in all material respects with the 1933 Act, the 1933 Act Regulations and the 1940 Act except for any corrections to the preliminary prospectus that are made in the Prospectus and the preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

As of the Applicable Time, the preliminary prospectus, together with the information included on Schedule B hereto, all considered together (collectively, the “General Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of the date hereof, as of the Applicable Time, and as of the Closing Time, the Marketing Materials (as defined below), together with the information contained in the General Disclosure Package, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and (ii) at the time they were filed with the Commission,  when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement, “Applicable Time” means 3:45 P.M. (Eastern time) on June 5, 2019, or such other time as agreed by the Company and the Representatives.

As used in this subsection and elsewhere in this Agreement, “Marketing Materials” means the materials, if any, set forth on Schedule D hereto.

The representations and warranties in this subsection shall not apply to (x) statements in or omissions from the Registration Statement (or any amendment thereto), including the Rule 430C information, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), the General Disclosure Package or the Marketing Materials made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430C information, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), the General Disclosure Package or the Marketing Materials, or (y) the part of the Registration Statement that constitutes the Statement of Eligibility and Qualification under the 1939 Act (Form T-1) of the Trustee under the Indenture.

(ii)                                  Independent Accountants.  The accountants who certified the Company’s financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations and the 1934 Act.

(iii)                               Financial Statements.  The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its Subsidiaries (as defined below) at the dates indicated and the consolidated statement of operations, consolidated statement of stockholders’ equity and consolidated statement of cash flows of the Company and its Subsidiaries for the periods specified; there are no financial statements that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved.  The “Selected Condensed Consolidated Financial Data of Ares Capital” included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein as of the date presented and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus.  The financial data set forth in the General Disclosure Package and in the Prospectus under the caption “Capitalization” fairly presents the information set forth therein on a basis consistent with that of the audited financial statements and related notes thereto contained in the Registration Statement.  There is no pro forma financial information that is required to be included in the Registration Statement, the General Disclosure Package and the Prospectus that is not included as required.

(iv)                              No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries (as defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(v)                                 Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Investment Advisory Agreement, the Administration Agreement, the Indenture, the Securities and the DTC Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(vi)                              Subsidiaries.  The Company’s only subsidiaries that are consolidated with the Company for financial reporting purposes under GAAP are those listed on Schedule C hereto (each, a “Subsidiary” and collectively, the “Subsidiaries”).  Each of the Subsidiaries has been duly organized and is validly existing as a corporation, limited liability company or limited partnership in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, limited liability company or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or to be in good standing would not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; none of the outstanding shares of capital stock of any of the Subsidiaries was issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary.  Except (A) as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and (B) portfolio investments made after March 31, 2019, the Company does not own, directly or indirectly, any shares of stock or any other equity or debt securities of any corporation or have any equity or debt interest in any firm, partnership, joint venture, association or other entity that is not a Subsidiary.

(vii)                           Capitalization.  The authorized, issued and outstanding capital stock of the Company is as set forth in the General Disclosure Package and the Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the Company’s Dividend Reinvestment Plan or pursuant to reservations, agreements or employee benefit plans, if any, referred to in the General Disclosure Package or in the Prospectus or pursuant to the exercise of convertible securities or options, if any, referred to in the General Disclosure Package or the Prospectus).  The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights of any securityholder of the Company.

(viii)                        Authorization of Agreements.  (A) This Agreement, the Investment Advisory Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Company.  The Investment Advisory Agreement and the Administration Agreement are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(B)                               The Indenture (including the Tenth Supplemental Indenture) has been duly authorized by the Company and, as of the Closing Time, will be duly executed and delivered by the Company and, assuming it has been executed and delivered by the Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(C)                               The DTC Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(ix)                              Authorization and Description of Securities.  The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company and authenticated by the Trustee pursuant to the provisions of this Agreement and of the Indenture relating thereto, against payment of the consideration set forth in this Agreement, will be valid and legally binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought, and will be entitled to the benefits of the Indenture relating thereto; and the Securities and the Indenture conform in all material respects to the statements relating thereto contained in the General Disclosure Package and the Prospectus.

(x)                                 Absence of Defaults and Conflicts.  Neither the Company nor any of the Subsidiaries is in violation of its charter, by-laws or other organizational documents.  Further, neither the Company nor any of the Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiaries is subject (collectively, “Agreements and Instruments”) except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture (including the Tenth Supplemental Indenture), the Securities, the Investment Advisory Agreement, the Administration Agreement and the DTC Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, the Agreements and Instruments, except for such conflicts, breaches, defaults or Repayment Events that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any of the Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Subsidiaries.

(xi)                              Absence of Proceedings.  Other than as disclosed in the General Disclosure Package, there is no action, suit or proceeding or, to the knowledge of the Company, inquiry or investigation, before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of the Subsidiaries, which is required to be disclosed in the General Disclosure Package, or which would result in a Material Adverse Effect, or which would materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the Indenture (including the Tenth Supplemental Indenture), the Securities, the Investment Advisory Agreement, the Administration Agreement or the DTC Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of the Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the General Disclosure Package, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xii)                           Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

(xiii)                        Possession of Intellectual Property.  The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them or proposed to be operated by them immediately following the offering of the Securities as described in the General Disclosure Package and the Prospectus, except where the failure to own or possess or otherwise be able to acquire such rights in a timely manner would not otherwise reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any of the Subsidiaries has received any notice of or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(xiv)                       Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Indenture, the Securities, the Investment Advisory Agreement, the Administration Agreement, the DTC Agreement, the General Disclosure Package or the Prospectus (including the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”), except (A) such as have been already obtained under the 1933 Act, the 1933 Act Regulations, the 1939 Act or the 1940 Act, (B) such as may be required under state securities laws, and (C) the filing of the Notification of Election under the 1940 Act, which has been effected.

(xv)                          Absence of Manipulation.  Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities in violation of any law, statute, regulation or rule applicable to the Company or its affiliates.

(xvi)                       Possession of Licenses and Permits.  The Company and the Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them or proposed to be operated by them immediately following the offering of the Securities as described in the General Disclosure Package and the Prospectus, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xvii)                    Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as a “registered management investment company” under the 1940 Act.

(xviii)                 Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xix)                       Related Party Transactions.  There are no business relationships or related party transactions involving the Company, any of the Subsidiaries or any other person required to be described in the Prospectus which have not been described as required.

(xx)                          Notification of Election.  When the Notification of Election was filed with the Commission, it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the 1940 Act and (B) did not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxi)                       Investment Advisory Agreement.  (A) The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act and (B) the approvals by the board of directors and the stockholders of the Company of the Investment Advisory Agreement have been made in accordance with the requirements of Section 15 of the 1940 Act applicable to companies that have elected to be regulated as business development companies under the 1940 Act.

(xxii)                    Interested Persons.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus (A) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the 1940 Act and the Advisers Act, and (B) to the knowledge of the Company, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of any of the Underwriters.

(xxiii)                 Business Development Company.  (A) The Company has duly elected to be treated by the Commission under the 1940 Act as a business development company, such election is effective and all required action has been taken by the Company under the 1933 Act and the 1940 Act to make the public offering and consummate the sale of the Securities as provided in this Agreement; (B) the provisions of the corporate charter and by-laws of the Company, and the investment objectives, policies and restrictions described in the General Disclosure Package and the Prospectus, assuming they are implemented as described, will comply in all material respects with the requirements of the 1940 Act; and (C) the operations of the Company are in compliance in all material respects with the provisions of the 1940 Act applicable to business development companies.

(xxiv)                Employees and Executives.  The Company is not aware that (A) any executive, key employee or significant group of employees of the Company, any of the Subsidiaries, the Adviser or the Administrator plans to terminate employment with the Company, any of the Subsidiaries, the Adviser or the Administrator or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar arrangement that would be violated by the present or proposed business activities of the Company, any of the Subsidiaries, the Adviser or the Administrator except where such termination or violation would not reasonably be expected to have a Material Adverse Effect.

(xxv)                   No Extension of Credit.  The Company has not, directly or indirectly, including through a Subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company.

(xxvi)                Accounting Controls.  The Company has established and maintains an effective system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; and (C) access to assets is permitted only in accordance with management’s authorization.

(xxvii)             Disclosure Controls.  The Company has established and employs effective disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

(xxviii)          Tax Returns.  The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law or have duly requested extensions thereof, except insofar as the failure to file such returns or request such extensions would not reasonably be expected to result in a Material Adverse Effect, and have paid all taxes shown as due pursuant to such returns or pursuant to any assessment received by the Company and the Subsidiaries, except for such taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided or where the failure to pay would not reasonably be expected to result in a Material Adverse Effect.

(xxix)                No Unlawful Payments.  Neither the Company nor the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of the Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xxx)                   Compliance with Anti-Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended (the “CFTRA”), and the applicable money laundering statutes of all other jurisdictions having jurisdiction over the Company or any of the Subsidiaries, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any other governmental agency having jurisdiction over the Company or any of the Subsidiaries (collectively, the “Other Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the CFTRA or Other Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxi)                No Conflicts with Sanctions Laws. None of the Company, the Subsidiaries or, to the knowledge of the Company, any of their respective directors, officers, agents, employees or affiliates is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Nations Security Council, the European Union or Her Majesty’s Treasury (collectively, “Sanctions”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, (ii) to fund any activities of or business in Cuba, Iran, North Korea, Sudan, Syria or the Crimea region of Ukraine or (iii) in any other manner that will result in a violation by any person of Sanctions.

(xxxii)             Sarbanes-Oxley Act.  Except as disclosed in the General Disclosure Package, the Company is, and to the knowledge of the Company, the Company’s directors and officers, in their capacities as such, are, in compliance in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxiii)          Cybersecurity.  (A) The Company is not aware of any security breach or incident, unauthorized access or disclosure, or other compromise relating to the Adviser’s information technology and computer systems, data and databases used by the Company (collectively, “IT Systems and Data”) except in each case as would not reasonably expected to, individually or in the aggregate, have a Material Adverse Effect, and (B) to the Company’s knowledge, the Adviser has implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of its IT Systems and Data reasonably consistent with in all material respects with industry standards and practices, or as required by applicable regulatory standards.  To the Company’s knowledge, the Adviser is presently in material compliance with all applicable laws and regulations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(b)                                 Representations and Warranties of the Adviser and the Administrator.  The Adviser and the Administrator, jointly and severally, represent to each Underwriter as of the date hereof, as of the Applicable Time, and as of the Closing Time referred to in Section 2(b) hereof, and agree with each Underwriter as follows:

(i)                                     No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or regulatory status of the Adviser or the Administrator, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect.

(ii)                                  Good Standing.  Each of the Adviser and the Administrator has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; the Adviser has limited liability company power and authority to execute and deliver and perform its obligations under the Investment Advisory Agreement; the Administrator has limited liability company power and authority to enter into and perform its obligations under the Administration Agreement; and each of the Adviser and the Administrator is duly qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of ownership or leasing of its property or the conduct of business, except where the failure to qualify or be in good standing would not otherwise reasonably be expected to result in a Material Adverse Effect.

(iii)                               Registration Under Advisers Act.  The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Investment Advisory Agreement for the Company as contemplated by the General Disclosure Package and the Prospectus.  There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.

(iv)                              Absence of Proceedings.  There is no action, suit or proceeding or, to the knowledge of the Adviser or the Administrator, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser or the Administrator, threatened, against or affecting either the Adviser or the Administrator, which is required to be disclosed in the General Disclosure Package (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Indenture, the Securities, the Investment Advisory Agreement or the Administration Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser or the Administrator is a party or of which any of their respective property or assets is the subject which are not described in the General Disclosure Package, including ordinary routine litigation incidental to their business, would not reasonably be expected to result in a Material Adverse Effect.

(v)                                 Absence of Defaults and Conflicts.  Neither the Adviser nor the Administrator is in violation of its limited liability company operating agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Adviser or the Administrator is a party or by which it or any of them may be bound, or to which any of the property or assets of the Adviser or the Administrator is subject (collectively, the “Adviser/Administrator Agreements and Instruments”), or in violation of any law, statute, rule, regulation, judgment, order or decree except for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the Administration Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”) and compliance by the Adviser and the Administrator with their respective obligations hereunder and under the Investment Advisory Agreement and the Administration Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser or the Administrator pursuant to, the Adviser/Administrator Agreements and Instruments except for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the limited liability company operating agreement of the Adviser or Administrator, respectively, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Adviser or the Administrator or any of their assets, properties or operations.

(vi)                              Authorization of Agreements.  This Agreement, the Investment Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Adviser and the Administrator, as applicable.  This Agreement, the Investment Advisory Agreement and the Administration Agreement are valid and binding obligations of the Adviser or the Administrator, as applicable, enforceable against them in accordance with their terms, except as the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or thereafter in effect relating to creditors’ rights generally and (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought.

(vii)                           Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Adviser or the Administrator of their obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, the Indenture, the Investment Advisory Agreement, the Administration Agreement, the DTC Agreement, the General Disclosure Package or the Prospectus (including the use of the proceeds from the sale of the Securities as described in the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”), except (A) such as have been already obtained under the 1933 Act, the 1933 Act Regulations or the 1940 Act, (B) such as may be required under state securities laws and (C) the filing of the Notification of Election under the 1940 Act, which has been effected.

(viii)                        Description of Adviser and Administrator.  The description of the Adviser and the Administrator contained in the General Disclosure Package and the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(ix)                              Possession of Licenses and Permits.  The Adviser and the Administrator possess such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; the Adviser and the Administrator are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Adviser nor the Administrator has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(x)                                 Stabilization and Manipulation.  Neither the Adviser, the Administrator nor any of their respective partners, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, under the 1934 Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities in violation of any law, statute, regulation or rule applicable to the Adviser, the Administrator or any of their respective partners, officers, affiliates or controlling persons.

(xi)                              Employment Status.  The Adviser is not aware that (A) any executive, key employee or significant group of employees of the Company, if any, any of the Subsidiaries, the Adviser or the Administrator, as applicable, plans to terminate employment with the Company, any of the Subsidiaries, the Adviser or the Administrator or (B) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company, the Subsidiaries or the Adviser except where such termination or violation would not reasonably be expected to have a Material Adverse Effect.

(xii)                           Internal Controls.  The Adviser is using its commercially reasonable efforts to operate a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (B) access to the Company’s assets that are in its possession or control is permitted only in accordance with its management’s general or specific authorization.

(xiii)                        Accounting Controls.  The Administrator is using its commercially reasonable efforts to operate a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions for which it has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain financial statements in conformity with GAAP and to maintain accountability for the Company’s assets and (B) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c)                                  Officer’s Certificates.  Any certificate signed by any officer of the Company, any of the Subsidiaries, the Adviser or the Administrator delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, such Subsidiary, the Adviser and/or the Administrator, as applicable, to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a)                                 Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule A, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional aggregate principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)                                 Payment.  Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, New York, NY 10022 or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) on the third business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives through the facilities of DTC for the respective accounts of the Underwriters of Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities, which it has agreed to purchase.  The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(c)                                  Denominations; Registration.  The Securities shall be transferred electronically at the Closing Time, in such denominations and registered in such names as the Representatives may request; provided that any such request must be received in writing at least one full business day before the Closing Time.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  During any period that a prospectus relating to the Securities is required to be delivered under the 1933 Act (but in any event through the Closing Time), the Company, subject to Section 3(b), will comply with the requirements of Rule 415, Rule 430C and Rule 497 and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  During any period that a prospectus relating to the Securities is required to be delivered under the 1933 Act (but in any event through the Closing Time), the Company will use its reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                                 Filing of Amendments.  During any period that a prospectus relating to the Securities is required to be delivered under the 1933 Act (but in any event through the Closing Time), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to any preliminary prospectus (including any prospectus included in the Registration Statement at the time it became effective) or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.  The Company has given the Underwriters notice of any filings made pursuant to the 1934 Act or the rules and regulations adopted thereunder within 48 hours prior to the Applicable Time; the Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing.

(c)                                  Delivery of Commission Filings.  Upon the Representatives’ written request, the Company will deliver to the Representatives, without charge, conformed copies of the Registration Statement as originally filed, and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and, upon the Representatives’ request, will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, or as filed with the Commission in paper form as permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                            Continued Compliance with Securities Laws.  The Company will use its commercially reasonable efforts to comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)                                   Blue Sky Qualifications.  The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for as long as the Representatives reasonably request; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)                            Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as reasonably practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)                                 DTC.  The Company will cooperate with the Representatives and use its commercially reasonable efforts to permit the offered Securities to be eligible for clearance and settlement through the facilities of DTC.

(i)                                     Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and in the Prospectus under “Use of Proceeds.”

(k)                                 Restriction on Sale of Securities.  Through the Closing Time, the Company will not, without the prior written consent of the Representatives, directly or indirectly, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company or file any registration statement under the 1933 Act with respect to any of the foregoing.  The foregoing sentence shall not apply to the registration and sale of Securities to be sold hereunder.

(l)                                     Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(m)                             Business Development Company Status.  The Company, during a period of at least 12 months from the Closing Time, will use its commercially reasonable efforts to maintain its status as a business development company; provided, however, the Company may cease to be, or withdraw its election as, a business development company, with the approval of the board of directors and a vote of stockholders as required by Section 58 of the 1940 Act or any successor provision.

(n)                                 Regulated Investment Company Status.  During the 12-month period following the Closing Time, the Company will use its commercially reasonable efforts to qualify and elect to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) and to maintain such qualification and election in effect for each full fiscal year during which it is a business development company under the 1940 Act.

(o)                                 Accounting Controls.  The Company will use its commercially reasonable efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) material information relating to the Company and the assets managed by the Adviser is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (B) any significant deficiencies or weaknesses in the design or operation of internal accounting controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors.

(p)                                 Marketing Materials.  Before using, authorizing, approving or referring to any Marketing Materials, the Company will furnish to the Representatives and counsel for the Underwriters a copy of such materials for review and will not use, authorize, approve or refer to any such materials to which the Representatives or the counsel for the Underwriters reasonably object.

SECTION 4. Payment of Expenses.

(a)                                 Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, the Indenture, the DTC Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s, the Adviser’s and the Administrator’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee with respect to the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Securities, and (x) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters (which are terminated prior to the Closing Time) caused by a breach of the representation contained in the fourth paragraph of Section 1(a)(i).  In the event there are any road show or marketing expenses, the Underwriters will pay their own expenses and the Company will pay its own expenses.

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) and (iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses incurred, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company, the Adviser and the Administrator contained in Section 1 hereof or in certificates of any officer of the Company, the Adviser or the Administrator, to the performance by the Company, the Adviser and the Administrator of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A final prospectus containing the Rule 430C Information shall have been filed with the Commission in accordance with Rule 497.

(b)                                 Opinions of Counsel for Company.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Kirkland & Ellis LLP, counsel for the Company, Eversheds Sutherland (US) LLP, special regulatory counsel for the Company, and Venable LLP, special Maryland counsel for the Company, in each case in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibits A through C hereto.  Such counsel may state that, insofar as such opinion involves factual matters, they have relied upon certificates of officers of the Company and/or any of the Subsidiaries and certificates of public officials.

(c)                                  Opinion of Counsel for Underwriters.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Freshfields Bruckhaus Deringer US LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in opinions 4 (solely as to the authorization by the Adviser and the Administrator of the Purchase Agreement), 5, 6 and 7, 10 and 11 and the fifth paragraph (solely as to the qualification of the Indenture under the 1939 Act) of Exhibit A-1 hereto, the third to last paragraph of Exhibit A-2 hereto and opinions 1, 4 and 5 (solely as to the authorization by the Company of the Purchase Agreement) of Exhibit C hereto.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States upon the opinions of counsel reasonably satisfactory to the Representatives, including counsel of the Company.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and/or any of the Subsidiaries and certificates of public officials.

(d)                                 Officers’ Certificates.  (i) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the chief executive officer or president of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(ii)                            At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects or regulatory status of the Adviser or the Administrator, whether or not arising in the ordinary course of business, that would reasonably be expected to result in a Material Adverse Effect (collectively, with respect to each of the Adviser and the Administrator, an “Advisers Material Adverse Effect”), and the Representatives shall have received a certificate of a vice president (or other authorized officer) and the chief financial or chief accounting officer (or other authorized officer) of each of the Adviser and the Administrator, dated as of Closing Time, to the effect that (A) there has been no such Advisers Material Adverse Effect, (B) the representations and warranties of the Adviser and Administrator in Sections 1(a) and 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (C) the Adviser and the Administrator have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e)                                  Accountant’s Comfort Letter and CFO Certificate.  At the time of the execution of this Agreement, the Representatives shall have received:

(i)                                     A letter from KPMG LLP, independent public accountants for the Company, each in form and substance reasonably satisfactory to the Representatives, covering the financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus of the Company, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(ii)                                  A certificate of the chief financial officer of the Company, in form and substance reasonably satisfactory to the Representatives and as agreed upon prior to the date hereof, covering certain financial matters of the Company, together with signed or reproduced copies of such certificate for each of the other Underwriters.

(f)                                   Bring-down Comfort Letter and CFO Certificate.  At Closing Time, the Representatives shall have received (i) from KPMG LLP, independent public accountants for the Company, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e)(i) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time and (ii) from the Company a certificate of the chief financial officer of the Company, dated as of the Closing Time, to the effect that the chief financial officer of the Company reaffirms the statements made in the certificate furnished pursuant to subsection (e)(ii) of this Section.

(g)                                  No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(h)                                 Indenture.  At or prior to the Closing Time, the Indenture shall be in full force and effect.

(i)                                     Ratings.  At Closing Time, the Securities shall be rated at least BBB- by Standard & Poor’s and BBB by Fitch and since the execution of this Agreement, there shall not have been any decrease in the rating of any debt or preferred stock of the Company or any Subsidiary by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change, and no such organization shall have publicly announced it has under surveillance or review any such rating.

(k)                                 Additional Documents.  At Closing Time, counsel for the Underwriters shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, the Adviser and the Administrator in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l)                                     Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a)                                 (1)  Indemnification of Underwriters by the Company and the Adviser.  The Company and the Adviser, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430C Information (including the information on Schedule B hereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or in the General Disclosure Package or the Marketing Materials, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430C Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), the General Disclosure Package or the Marketing Materials.

(2)                     Indemnification of Underwriters by the Administrator.  The Administrator agrees to indemnify and hold harmless each Underwriter, its Affiliates, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430C Information (including the information on Schedule B hereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or in the General Disclosure Package or in the Marketing Materials, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading to the extent the loss, liability, claim, damage and expense relates to information concerning the Administrator;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission related to the Administrator or any such alleged untrue statement or omission related to the Administrator; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission related to the Administrator, or any such alleged untrue statement or omission related to the Administrator, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430C Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), the General Disclosure Package or the Marketing Materials.

(b)                                 Indemnification of Company, Directors, Officers, Adviser and Administrator.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers, each person, if any, who controls the Company, the Adviser or the Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the Adviser and

the Administrator against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430C Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or in the General Disclosure Package or the Marketing Materials in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430C Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or in the General Disclosure Package or the Marketing Materials.

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder (an “Action”), but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a)(1) or (2) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such Action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one Action or separate but similar or related Actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Notwithstanding anything to the contrary herein, neither the assumption of the defense of any such Action nor the payment of any fees or expenses related thereto shall be deemed to be an admission by the indemnifying party that it has an obligation to indemnify any person pursuant to this Agreement.

(d)                                 Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1)(ii) or 6(a)(2)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)                                  Acknowledgement by the Company, the Adviser and the Administrator.  The Company, the Adviser and the Administrator also acknowledge and agree that (i) the purchase and sale of any Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters of such Securities, on the other hand, (ii) in connection with the public offering of the Securities and the process leading to such transaction the Underwriters will act solely as principals and not as agents or fiduciaries of the Company or its stockholders, creditors, employees or any other party, (iii) the Underwriters will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of Securities contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) and the Underwriters will not have any obligation to the Company with respect to the offering except the obligations expressly set forth herein, (iv) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Underwriters have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted and will consult its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Adviser and the Administrator on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, the Adviser and the Administrator on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Adviser and the Administrator or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company, Adviser or Administrator within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company, Adviser or Administrator, as the case may be.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

Notwithstanding any other provision of Section 6 and this Section 7, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the 1940 Act.

SECTION 8. Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, any of the Subsidiaries, the Adviser and the Administrator submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a)                                 Termination; General.  The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and the Subsidiaries considered as one enterprise, the Adviser or the Administrator, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Select Market or the Nasdaq Global Market or The New York Stock Exchange, or (iv) if trading generally on The New York Stock Exchange, the NYSE American LLC, the Nasdaq Global Market or the Nasdaq Global Select Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)                                     if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)           if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Tax Disclosure.  Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

SECTION 12.  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives at BofA Securities, Inc., 50 Rockefeller Plaza, NY1-050-12-01, New York, NY 10020, attention: High Grade Debt Capital Markets Transaction Management/Legal, facsimile: 212-901-7881, J.P. Morgan Securities LLC, 383 Madison Avenue, New York NY 10179, attention: Investment Grade Syndicate Desk, facsimile: 212-834-6180 and Wells Fargo Securities, LLC, 550 South Tryon Street, Charlotte, NC 28202, with a copy to Freshfields Bruckhaus Deringer US LLP, 601 Lexington Avenue, New York, NY 10022, attention: Valerie Ford Jacob and Michael Levitt; and notices to the Company, the Adviser and Administrator shall be directed to them at 245 Park Avenue, 44th Floor, New York, NY 10167, attention:  General Counsel, with a copy to Kirkland & Ellis LLP, 2029 Century Park East, Suite 1400, Los Angeles, CA 90067, attention:  Monica Shilling.

SECTION 13.  Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Adviser and the Administrator and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Adviser and the Administrator and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

SECTION 15.  TIME.  TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT.  EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 16.  Submission to Jurisdiction.  Except as set forth below, no claim or action may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and both the Underwriters and the Company consent to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any claim or action arising out of or in any way relating to this Agreement is brought by any third party against the Underwriters or any indemnified party.  The Underwriters and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.

SECTION 17.  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 18.  Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 19.  USA Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 20.  Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company, the Adviser and the Administrator in accordance with its terms.

Very truly yours,

COMPANY:

ARES CAPITAL CORPORATION

By:	/s/ Kipp deVeer
	Name:	Kipp deVeer
	Title:	Chief Executive Officer

ADVISER:

ARES CAPITAL MANAGEMENT LLC

By:	/s/ Joshua M. Bloomstein
	Name:	Joshua M. Bloomstein
	Title:	Authorized Signatory

ADMINISTRATOR:

ARES OPERATIONS LLC

By:	/s/ Michael D. Weiner
	Name:	Michael D. Weiner
	Title:	Authorized Signatory

[Signature Page to Purchase Agreement - Company]

CONFIRMED AND ACCEPTED,
as of the date first above written:

BofA SECURITIES, INC.
J.P. MORGAN SECURITIES LLC
WELLS FARGO SECURITIES, LLC

By:	BofA SECURITIES, INC.

By:	/s/ Neil Abromavage
	Name:	Neil Abromavage
	Title:	Managing Director

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Maria Sramek
	Name:	Maria Sramek
	Title:	Executive Director

By:	WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
	Name:	Carolyn Hurley
	Title:	Director

For themselves and as Representatives of the other Underwriters

[Signature Page to Purchase Agreement - Representatives]

SCHEDULE A

1.                                      The initial offering price for the Securities shall be 99.808% of the aggregate principal amount thereof plus accrued interest, if any, from the date of issuance.

2.                                      The purchase price for the Securities to be paid by the several Underwriters shall be 99.058% of the aggregate principal amount thereof.

Name of Underwriter	Aggregate Principal Amount Securities to be Purchased
BofA Securities, Inc.	$136,502,000
J.P. Morgan Securities LLC	$136,502,000
Wells Fargo Securities, LLC	$110,502,000
BMO Capital Markets, LLC	$27,302,000
Mizuho Securities USA LLC	$27,302,000
MUFG Securities Americas Inc.	$27,302,000
SMBC Nikko Securities America, Inc.	$27,302,000
SunTrust Robinson Humphrey, Inc.	$27,302,000
Barclays Capital Inc.	$10,832,000
BNP Paribas Securities Corp.	$10,832,000
Goldman Sachs & Co. LLC	$10,832,000
HSBC Securities (USA) Inc.	$10,832,000
Morgan Stanley & Co. LLC	$10,832,000
Natixis Securities Americas LLC	$10,832,000
RBC Capital Markets, LLC	$10,832,000
Regions Securities LLC	$10,832,000
SG Americas Securities, LLC	$10,832,000
Capital One Securities, Inc.	$3,250,000
Citigroup Global Markets Inc.	$3,250,000
Deutsche Bank Securities Inc.	$3,250,000

ICBC Standard Bank Plc	$3,250,000
Santander Investment Securities Inc.	$3,250,000
U.S. Bancorp Investments, Inc.	$3,250,000
BNY Mellon Capital Markets, LLC	$2,166,000
CIBC World Markets Corp.	$2,166,000
Comerica Securities, Inc.	$2,166,000
Credit Suisse Securities (USA) LLC	$2,166,000
JMP Securities LLC	$2,166,000
Keefe, Bruyette & Woods, Inc.	$2,166,000
Total	$650,000,000

SCHEDULE B

1.                                      “New Issue” Bloomberg filed with the Commission on June 5, 2019 pursuant to Rule 497(a) (as a Rule 482ad).

2.                                      “Guidance” Bloomberg filed with the Commission on June 5, 2019 pursuant to Rule 497(a) (as a Rule 482ad).

3.                                      “Launch” Bloomberg filed with the Commission on June 5, 2019 pursuant to Rule 497(a) (as a Rule 482ad).

5.                                      The Pricing Term Sheet, dated June 5, 2019, filed with the Commission on June 5, 2019 pursuant to Rule 497(a) (as a Rule 482ad) (the “Pricing Term Sheet”).

SCHEDULE C

ARES CAPITAL CORPORATION

CONSOLIDATED SUBSIDIARIES

1.	ARCC API CORP. - DE
2.	ARCC BEACON LLC — DE
3.	ARCC BLOCKER CORP. — DE
4.	ARCC PVA LLC — DE
5.	ARCC C&C HOLDCO LLC — DE
6.	ARCC CLPB CORPORATION — DE
7.	ARCC CP LLC — DE
8.	ARCC CR LLC - DE
9.	ARCC SHC LLC -DE
10.	ARCC CRESCENT LLC — DE
11.	ARCC ECG LLC — DE
12.	ARCC ED CORP.
13.	ARCC EF CORP. - DE
14.	ARCC FD CORP. — DE
15.	ARCC FM CORP. — DE
16.	ARCC GAC LLC — DE
17.	ARCC HEELSTONE LLC - DE
18.	ARCC HS LLC — DE
19.	ARCC KPS CORP. — DE
20.	ARCC PT CORP. - DE
21.	ARCC IMPERIAL CORPORATION — DE
22.	ARCC IMPERIAL LLC — DE
23.	ARCC IMPERIAL POF LLC (F/K/A AMEREX EQUITY LLC) — DE
24.	ARCC LSQ LLC — DE
25.	ARCC MH LLC — DE
26.	ARCC NIP HOLDINGS LLC — DE
27.	ARCC OTG CORP. — DE
28.	ARCC OTG PREFERRED CORP. — DE
29.	ARCC PCP L.P. — CAYMAN ISLANDS
30.	ARCC PCP G.P., LLC — DE
31.	ARCC PG LLC - DE
32.	ARCC PF LLC — DE
33.	ARCC PH CORP. — DE
34.	ARCC RT LLC — DE
35.	ARCC S2 LLC (F/K/A AC POSTLE, LLC) — DE
36.	ARCC UNIVERSAL CORP. — DE
37.	ARCC ULTIMUS LLC — DE
38.	ARCC PCGI III AIV BLOCKER, INC. — DE
39.	ARCC PJMB LLC — DE

40.	ARCC NR LLC — DE
41.	ARCC GF1, CORP.- DE
42.	ARCC RB LLC — DE
43.	ARCC SK BLOCKER CORP. — DE
44.	ARCC SC LLC — DE
45.	ARCC TM CORP. — DE
46.	ARCC VP LLC — DE
47.	ARCC UAS CORP. — DE
48.	ARCC FL CORP. — DE
49.	ARCC NV1 CORP. — DE
50.	ARCC NV2 CORP. — DE
51.	ARCC VS CORP. — DE
52.	ARCC AIP HOLDINGS, LLC — DE
53.	ARES VENTURE FINANCE GP LLC — DE
54.	ARES VENTURE FINANCE, L.P. — DE
55.	ARES CAPITAL JB FUNDING LLC — DE
56.	ARES CAPITAL CP FUNDING LLC — DE
57.	ARES CAPITAL CP FUNDING HOLDINGS LLC — DE
58.	IVY HILL ASSET MANAGEMENT GP, LLC — DE
59.	AC NOTES HOLDINGS LLC - DE
60.	AC CORPORATE HOLDINGS, INC. - DE
61.	A.C. CORPORATION — DE
62.	ALLIED CRESCENT EQUITY, LLC — DE
63.	CALDER EQUITY, LLC — DE
64.	CRESCENT EQUITY CORP. - DE
65.	CRESCENT SLIVER EQUITY LLC — DE
66.	ARCC MCF I, LLC (F/K/A DYNAMIC EQUITY, LLC — DE
67.	ARCC MCF 2 LLC — DE
68.	GLOBALCOM EQUITY, LLC — DE
69.	HCI EQUITY, LLC — IL
70.	MULTIAD EQUITY CORP. — DE
71.	ACAS, LLC — DE
72.	PCP GHS HOLDINGS INC. — DE
73.	S2 EQUITY, CORP. — DE
74.	SLATE EQUITY, LLC — DE
75.	STARTEC EQUITY, LLC — DE
76.	ARCC H8 Corp. — DE
77.	ACE Acquisition Holdings, LLC — DE
78.	Capital Placement Holdings, Inc. — DE
79.	ACAS CRE CDO 2007-1 Depositor, LLC — DE
80.	American Capital Agent Services, LLC — DE
81.	European Capital Limited — Guernsey
82.	ACAS CRE CDO 2007-1, LLC
83.	ACAS CRE Services, LLC
84.	ACAS Real Estate Holdings Corporation

85.	ECAS 2016 Ltd. — Guernsey
86.	European Capital S.A. SICAR — Luxembourg
87.	ECAS S.ar.l. — Luxembourg
88.	ECAS II S.ar.l. — Luxembourg

SCHEDULE D

MARKETING MATERIALS

Investor presentation made available (including via www.netroadshow.com) during certain meetings and/or calls in connection with the marketing of the offering of the Securities.